EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-1 of Social Reality, Inc. of our report dated August 12, 2015, with respect to the balance sheets of Steel Media as of December 31, 2013 and 2012 and the related statements of operations, statements of stockholders' equity, and cash flows for the years ended December 31, 2013 and 2012.

RBSM LLP

New York, New York
September 4, 2015